UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2012

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202-206, Suite 130, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444

(Registrant's telephone number,

including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

On July 30, 2012, Senesco Technologies, Inc. (“Senesco”) issued a press release announcing that it was informed on July 26th that the U.S. Food and Drug Administration (FDA) has granted orphan-drug designation for the company’s lead drug candidate SNS01-T for treatment of both mantle cell lymphoma (MCL) and diffuse large B-cell lymphoma (DLBCL). As a result, the company is eligible to receive a number of benefits, including tax credits, access to grant funding for clinical trials, accelerated FDA approval, allowance for marketing exclusivity after drug approval for a period of as long as seven years and potential exemption from the FDA's prescription drug application fee.

The effects of SNS01-T in mouse models of MCL and DLBCL was presented orally on Thursday, May 17th, 2012 during the “Cancer-Targeted Gene & Cell Therapy” session at the 15th Annual Meeting of American Society of Gene & Cell Therapy in Philadelphia, PA.

The United States Orphan Drug Act of 1983 was created to promote the development of new drug therapies for the treatment of diseases that affect fewer than 200,000 individuals in the United States.

A copy of this press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Senesco Technologies, Inc. dated July 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: July 30, 2012	By:	/s/ Leslie J. Browne, Ph.D.
Name: Leslie J. Browne, Ph.D.
Title: President and Chief Executive Officer